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                                                                     EXHIBIT 3.4



                            ARTICLES OF INCORPORATION
                                       OF
                                ORTHODONTIX, INC.

         The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.


                                ARTICLE I - NAME

         The name of the corporation is Orthodontix, Inc. (the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purposes of transacting any or all lawful business for which corporations may be organized under the laws of the United States and the laws of the State of Florida or any other state, country, territory or nation.

                           ARTICLE III - CAPITAL STOCK

         The Corporation is authorized to issue the following shares of capital stock: (a) 100,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"); and (b) 1,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"). The voting rights, the rights of the redemption and other relative rights and preferences of the Preferred Stock shall be established by the Board of Directors. The Board of Directors may authorize the issuance of such stock to such persons upon such terms and for such consideration in cash, property or services as the Board of Directors may determine and as may be allowed by law. The just valuation of such property or services shall be fixed by the Board of Directors. All such stock when issued shall be fully paid and exempt from assessment.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

         The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation is:

                          Berman Wolfe & Rennert, P.A.
                          100 Southeast Second Street, 35th Floor
                          Miami, Florida 33131-2130
                          Attention: Charles J. Rennert


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                      ARTICLE V - CORPORATE MAILING ADDRESS

         The principal office and mailing address of the Corporation is:

                           9920 SOUTHWEST 129TH STREET
                              MIAMI, FLORIDA, 33176

                            ARTICLE VI - INCORPORATOR

         The name and street address of the incorporator of the Corporation are as follows:

                          Berman Wolfe & Rennert, P.A.
                          100 Southeast Second Street, 35th Floor
                          Miami, Florida 33131-2130
                          Attention: Charles J. Rennert

                             ARTICLE VII - DIRECTORS

         All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, subject to any limitation set forth in these Articles of Incorporation.

                              ARTICLE VIII - POWERS

         The Corporation shall have all of the corporate powers enumerated under Florida law.

                   ARTICLE IX - DIRECTOR-CONFLICTS OF INTEREST

         No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or her votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or

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written consent; or

         (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, committee, or the shareholders.

         A director of the Corporation may transact business, borrow, lend, or otherwise deal or contract with the Corporation to the full extent permitted under, and subject only to the limitations and provisions of, the laws of the State of Florida and the laws of the United States.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, and the presence or vote of common or interested directors may be counted for purposes of determining whether the transaction is approved under provisions of Florida law other than those relating to director conflicts of interest.

                   ARTICLE X - NO ANTI-TAKEOVER LAW GOVERNANCE

         The Corporation shall not be governed by Sections 607.0901 or 607.0902 of the Florida Business Corporation Act or any laws related thereto.


                          ARTICLE XI - INDEMNIFICATION

         The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                            ARTICLE XII - FISCAL YEAR

         The fiscal year of this Corporation shall be the calendar year, unless otherwise established by the Board of Directors.












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                             ARTICLE XIII - DURATION

         The duration of the Corporation is perpetual, unless sooner liquidated or dissolved in accordance with law.

         The undersigned has executed these Articles of Incorporation this 13th day of August, 1996.

                                                  BERMAN WOLFE & RENNERT, P.A.

                                                  By:/s/ Charles J. Rennert
                                                     ----------------------
                                                     Charles J. Rennert

















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                         ACCEPTANCE OF REGISTERED AGENT

         Having been named to accept service of process for Orthodontix, Inc., at the place designated in the Articles of Incorporation, the undersigned, a Florida professional association having a business office at 100 Southeast Second Street, 35th Floor, Miami, Florida, 33131, agrees to act in this capacity, and is familiar with and accepts the obligations of the position of registered agent under the provisions of Section 607.0505, Florida Statutes.

Dated this 13th day of August, 1996.

                                                   BERMAN WOLFE & RENNERT, P.A.

                                                   By:/s/ Charles J. Rennert
                                                      ----------------------
                                                      Charles J. Rennert